Exhibit 10.24

AMENDMENT NUMBER NINETEEN TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER NINETEEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 1, 2021 (the “Amendment Nineteen Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and THE REAL GOOD FOOD COMPANY LLC (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended (the “Agreement”).

WHEREAS, Borrower has requested that Lender increase the Maximum Revolver Amount, modify the definition of Borrowing Base, and increase the Capital Expenditures Line.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2.    AMENDMENTS. Effective as of the Amendment Nineteen Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1    Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Nineteen” and “Amendment Nineteen Effective Date” as follows:

“Amendment Nineteen” means that certain Amendment Number Nineteen to Loan and Security Agreement, dated as of September 1, 2021, between Lender and Borrower.

“Amendment Nineteen Effective Date” shall have the meaning set forth in the preamble to Amendment Nineteen.

2.2    Increase in Maximum Revolver Amount. Section l.A. of the Schedule to Loan and Security Agreement is hereby amended such that the Maximum Revolver Amount is increased from $15,000,000 to $18,500,000.

2.3    Change in the Definition of “Borrowing Base”. Clause (c) in the definition of Borrowing Base in Section 1A of the Schedule to Loan and Security Agreement is deleted in its entirety and is replaced with the following:

(c)

Lender may, in its sole discretion, make Loans to Borrower from time to time which exceed the limitations of the borrowing against Eligible Receivables as set forth in subparagraph (a) above or which exceed the limitations on borrowing against Eligible Inventory as set forth in subparagraph (b) above, (the “Approved Overadvance Loans”). The aggregate outstanding Approved Overadvance Loans shall not at any time exceed $18,500,000; provided, however, the aggregate amount of outstanding Revolving Loans, including any Approved Overadvance Loans, shall not at any time exceed the Maximum Revolver Amount. Loans. Notwithstanding the terms of the previous sentence to the contrary, at such time that Borrower raises additional equity adequate to repay all outstanding Approved Overadvance Loans, no Approved Overadvance Loans shall be permitted thereafter and the Borrowing Base shall be thereafter defined as the sum of clauses (a) and (b) below:

(a)    85% (the “A/R Advance Rate”, and also an “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above). Such advance rate shall be reduced (if) to 80% if Borrower’s rolling 3 month Dilution exceeds 7.5%, but remains less than 10%, (ii) to 75% if Borrower’s rolling 3 month Dilution exceeds 10% but remains less than 15%, and (iii) to such lower advance rate determined by Lender if Dilution exceeds 15%, plus. Lender reserves the right to make accommodation in the dilution calculation (for example, one-time slotting fees).

(b)    75% of Eligible Inventory consisting of finished goods and 60% of Eligible Inventory consisting of raw materials (the “Inventory Advance Rate”, and also an “Advance Rate”) of the value of Borrower’s Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis.

2.4    Increase in Capital Expenditures Line. The first paragraph of Section 1(b) Capex Line of the Schedule, is hereby replaced in its entirety with the following:

Capex Line: $3,000,000

Borrower may request Loans under the Capex Line through December 31, 2021, upon satisfaction of the conditions set forth in this Agreement. Advances under the Capex Line may be made for up to 100% of the purchase price if new and used Eligible Equipment. At Lender’s sole discretion, Eligible Equipment of up to 15% of the aggregate Loans advances under the Capex Line maybe comprised of soft costs (soft costs shall consist of installation, service contracts, warranties, delivery fees and other such expenses outside of the cost of the actual equipment). At the end of each quarter or at such other time agreed to by both Borrower and Lender, in no event later than December 31, 2021, the sum of the disbursements shall be aggregated into a schedule and begin amortizing.

3.     CONDITIONS PRECEDENT.

3.1    The following are the conditions precedent to the effectiveness of this Amendment:

A.	Lender shall have received a fully executed copy of this Amendment

B.	Lender shall have received the Amendment Nineteen Fee equal to $500,000 fully earned and due and payable (added to the Revolving Line of Credit) on the Amendment Nineteen Effective Date.

4.    REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

5.    LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6.    RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

6.1    Arise out of the Loan Documents;

6.2    Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

6.3    Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

7.    WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

8.    LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

9.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By	/s/ Bryan Freeman

Name:	Bryan Freeman
Title:	CHAIRMAN

Signature Page to Amendment Number Nineteen to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III

Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Nineteen to Loan and Security Agreement